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                                                                    Exhibit 23.5

January 13, 2004

Semiconductor Manufacturing International Corporation
18 Zhangjiang Road
Pudong New Area
Shanghai 201203
People's Republic of China

Re: Consent to Disclosure

Ladies and Gentlemen:

In connection with a proposed initial public offering by Semiconductor Manufacturing International Corporation (the "Company") we hereby consent to the disclosure in the Company's Registration Statement on Form F-1 (the "Registration Statement") of the following statement regarding our assessment of the fair market value of the Company's ordinary shares as of December 2001 and December 2002:

     Financial Strategies Consulting Group LLC served as an independent appraiser with respect to our assessment of the fair market value of our ordinary shares in December 2001 and December 2002 for purposes of determining our compensation expense relating to our stock option issuances. For this purpose, we relied on Financial Strategies Consulting Group, LLC as an expert in providing independent company valuations. Financial Strategies Consulting Group, LLC has given and has not withdrawn its written consent to the issue of this prospectus with the reference to its name in the form and context in which it has been included.

We represent that our execution, delivery and performance of this consent have been duly authorized by all necessary corporate action.

By signing this consent, we also agree to keep strictly confidential, until such time as the completion of the proposed initial public offering is publicly announced by the Company in the form of a press release, (i) our knowledge of the proposed initial public offering by the Company, (ii) the existence of the Registration Statement and (iii) the fact that we have granted this consent.

This consent is governed by and construed in accordance with the laws of the State of New York.

Gregory S. Ansel
Principal
Financial Strategies Consulting Group, LLC


By:  /s/ Gregory S. Ansel
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Name: Gregory S. Ansel
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Title: Principal
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Date: 1/13/2004
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